EXHIBIT 23.1

                       CHORUS COMMUNICATIONS GROUP, LTD.


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-68873 of Chorus Communications Group, Ltd. on Form S-8 of our report dated February 11, 2000, appearing in this Annual Report on Form 10-K of Chorus Communications Group, Ltd. for the year ended December 31, 1999.



DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
March 30, 2000